March 2022 Investor Presentation Contact: Allen Danzey CFO The Dixie Group Phone: 706-876-5865 allen.danzey@dixiegroup.com Exhibit 99.1

Forward Looking Statements The Dixie Group, Inc. • Statements in this presentation which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company’s results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company’s business. Issues related to the availability and price of energy may adversely affect the Company’s operations. Additional information regarding these and other factors and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. • General information set forth in this presentation concerning market conditions, sales data and trends in the U.S. carpet and rug markets are derived from various public and, in some cases, non-public sources. Although we believe such data and information to be accurate, we have not attempted to independently verify such information. 2

Dixie History



THE DIXIE GROUP

- 1920 Began as Dixie Mercerizing in Chattanooga, TN
- 1990's Transitioned from textiles to floorcovering
- 2003 Refined focus on upper- end floorcovering market
- 2003 Launched Dixie Home - upper end residential line
- 2005 Launched modular tile carpet line – new product category
- 2012 Purchased Colormaster dye house and Crown Rugs
- 2013 Purchased Robertex - wool carpet manufacturing
- 2014 Purchased Atlas Carpet Mills – high-end commercial business
- 2014 Purchased Burtco - computerized yarn placement for hospitality
- 2016 Launched Calibré luxury vinyl flooring in Masland Contract
- 2017 Launched Stainmaster® LVF in Masland and Dixie Home
- 2018 Launched engineered wood in our Fabrica brand
- 2018 Unified Atlas and Masland Contract into single business unit
- 2019 Launched TRUCOR™ and TRUCOR Prime™ LVF in Dixie Home and Masland
- 2021 Sale of AtlasMasland Commercial Business

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Dixie Today • Commitment to brands in the upper- end residential market with strong growth potential. • Diversified customer base (TTM Basis) – Top 10 customers • 13% of sales – Top 100 customers • 29% of sales 4

5 Net Sales of Residential Products ($ shown in millions) 0 50 100 150 200 250 300 350 400 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Residential Products

6 Dixie Group Business Drivers • The residential flooring market is driven by remodeling, existing home sales and new construction of single family and multifamily housing. • Our residential business plays primarily in the mid to high end residential replacement segment, dependent upon consumer confidence, the health of the stock market and the wealth effect.

New and Existing Home Sales Seasonally Adjusted Annual Rate 7 New 1,000 Existing 1,000 Source: National Association of Realtors (existing) and census.gov/newhomesales 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 300 350 400 450 500 550 600 650 700 750 800 850 900 950 1,000 1,050 Jan '13 Jan '14 Jan '15 Jan '16 Jan '17 Jan '18 Jan '19 Jan '20 Jan '21 • "December saw sales retreat, but the pull back was more a sign of supply constraints than an indication of a weakened demand for housing. Sales for the entire year finished strong, reaching the highest annual level since 2006.“ • "This year, consumers should prepare to endure some increases in mortgage rates," Yun cautioned. "I also expect home prices to grow more moderately by 3% to 5% in 2022, and then similarly in 2023 as more supply reaches the market." Lawrence Yun Chief Economist National Association of Realtors January 20, 2022

8 Remodeling Activity

2020 U.S. Flooring Manufacturers 9 Source: Floor Focus - Flooring includes sales of carpet, rugs, ceramic floor tile, wood, laminate, resilient and rubber Flooring Manufacturers Flooring $ in millions Flooring Market % Mohawk (MHK) 5,540 25.1% Shaw (Berkshire Hathaway) 5,500 24.9% Engineered Floors (Private) 1,025 4.6% Interface (TILE) 545 2.5% Dixie (DXYN) 315 1.4% Imports & All Others 9,124 41.4% Total 22,049 100.0%

Industry Positioning The Dixie Group • Strategically our business is driven by our relationship to the upper-end consumer and the design community • This leads us to: – Have a sales force that is attuned to design and customer solutions – Be a “product driven company” with emphasis on the most beautiful and up-to-date styling and design – Be quality focused with excellent reputation for building excellent products and standing behind what we make – And, unlike much of the industry, not manufacturing driven 10

Dixie Group High-End Residential Sales All Brands Masland Dixie Home Mass Merchant Fabrica TRUCOR Sales by Brand for 2021 (TTM) 11

Dixie Group High-End Residential Sales All Brands Retailer Designer Mass Merchant Builder Specialty - OEM 12 Sales by Channel for Q4 2021 (TTM) The company believes that a significant portion of retail sales also involve a designer.

Market Share • Doubled our market share of carpet in the past 10 years, aided by an upper end segment that outpaced the market • Successfully entered the hard surface market in the rigid core and engineered wood segments 13

• Affordable Fashion: Dixie Home provides well styled carpet and hard surface designs in the mid to high end residential market. • With a broad range of price points, Dixie Home meets the needs of a variety of consumers through specialty retailers and mass merchants. • Growth initiatives – TRUCOR™ SPC and TRUCOR Prime™ WPC flooring – EnVision Nylon™ – EnVisionSD Pet Solutions™ – Dwellings by Dixie Home engineered wood 14

• Leading high-end brand with reputation for innovative styling, design and color • High-end retail / designer driven – Approximately 19% of sales directly involve a designer – Hand crafted and imported rugs • Growth initiatives – TRUCOR Prime™ WPC Luxury Vinyl Flooring & – TRUCOR™ Energy SPC flooring – EnVision Nylon™ – TRUCOR® Tymbr high performance laminate flooring – 1866 by Masland - high end wool and decorative segment 15

• Premium high-end brand – “Quality without Compromise” • Designer focused – Approximately 26% of sales directly involve a designer – Hand crafted and imported rugs • Growth initiatives – Fabrica Fine Wood Flooring, a sophisticated collection of refined wood flooring – EnVision Nylon™ – Décor by Fabrica – high end wool and decorative segment 16

Current Business Conditions Outlook: • Net sales in the fourth quarter of 2021 increased 18% over the fourth quarter of the prior year. For the full year of 2021, our net sales were up 36% over prior year. • Our residential growth initiatives: o In response to the sale of the STAINMASTER brand to Lowe’s, we have created the Premier Flooring Center program and are transitioning all of our nylon customers to our EnVision Nylon and EnVisionSD Pet Solutions brands. o We continue to introduce new hard surface products into our rapidly growing TRUCOR® and Fabrica Fine Wood programs. We are also entering new categories to diversify our hard surface offering. o We have launched our new decorative segment offering with 1866 by Masland and Décor by Fabrica. • In early 2022, our momentum has continued with sales through the first 10 weeks of the year up in the high single digits versus the same period of 2021. 17